SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C.  20549

                       FORM 8-K

                     CURRENT REPORT
          PURSUANT TO SECTION 13 OR 15(d) OF THE
              SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 28, 1998


  SALIENT 3 COMMUNICATIONS, INC.
 (Exact name of registrant as specified in its charter)



  Delaware                            0-12588         23-2280922
 (State or other jurisdiction of     (Commission     (I.R.S. Employer
  incorporation or organizational)    File Number)    Identification No.)



   P. O. BOX 1498, READING, PENNSYLVANIA   19603
 (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code:  (610) 856-5500

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Salient 3 Communications, Inc. (Nasdaq:NMS/STCIA) announced that its Board of Directors has voted to eliminate the $0.10 per share quarterly dividend after the payment on March 10, 1998. The Board's decision was based on a review of the Company's growth projections and the need to fund both working capital and fixed asset requirements over the next few years.


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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Salient 3 Communications, Inc.
/s/ Paul H. Snyder
    Paul H. Snyder
    Senior Vice President
    and Chief Financial Officer

January 28, 1998